(a)(62)

ING EQUITY TRUST

Amended Certificate of Establishment and Designation of

Series and Classes of Shares of Beneficial

Interest, Par Value $0.01 Per Share

Effective: May 22, 2013

The undersigned, being a majority of the Trustees of ING Equity Trust (“IET”), a Massachusetts business trust, acting pursuant to the Amended and Restated Declaration of Trust (the “Declaration of Trust”), including Article V, Section 5.13 and Article VIII, Section 8.3 of the Declaration of Trust, dated February 25, 2003, as amended, hereby amend the Certificate of Establishment and Designation of Series and Classes to establish Class R6 shares for ING SmallCap Opportunities Fund, as follows:

A.            Paragraph 2 of the Certificate of Establishment and Designation of Series and Classes with respect to ING SmallCap Opportunities Fund, dated July 10, 2002, as amended November 19, 2007, December 7, 2009, and July 1, 2011, with respect to ING SmallCap Opportunities Fund, is hereby further amended as follows:

1.             The Classes of the Fund shall be designated as follows:

ING SmallCap Opportunities Fund:

ING SmallCap Opportunities Fund Class A;

ING SmallCap Opportunities Fund Class B;

ING SmallCap Opportunities Fund Class C;

ING SmallCap Opportunities Fund Class I;

ING SmallCap Opportunities Fund Class R;

ING SmallCap Opportunities Fund Class R6;

ING SmallCap Opportunities Fund Class T; and

ING SmallCap Opportunities Fund Class W

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IN WITNESS WHEREOF, the undersigned have signed this Amended Certificate of Establishment and Designation of Series and Classes this 6th day of September, 2012.

/s/ Colleen D. Baldwin	/s/ J. Michael Earley
Colleen D. Baldwin, as Trustee	J. Michael Earley, as Trustee

/s/ John V. Boyer	/s/ Patrick W. Kenny
John V. Boyer, as Trustee	Patrick W. Kenny, as Trustee

/s/ Patricia W. Chadwick	/s/ Shaun P. Mathews
Patricia W. Chadwick, as Trustee	Shaun P. Mathews, as Trustee

/s/ Robert W. Crispin	/s/ Sheryl K. Pressler
Robert W. Crispin, as Trustee	Sheryl K. Pressler, as Trustee

/s/ Peter S. Drotch	/s/ Roger B. Vincent
Peter S. Drotch, as Trustee	Roger B. Vincent, as Trustee